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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP


         We consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the Mariner 2002 Outside Directors' Stock Option Plan of our report dated March 8, 2002, with respect to the consolidated financial statements and schedule of Mariner Health Care, Inc. (formerly Mariner Post-Acute Network, Inc., formerly Paragon Health Network, Inc., formerly Living Centers of America, Inc.) included in its Transition Report (Form 10-K) for the three months ended December 31, 2001, filed with the Securities and Exchange Commission.




                                    /s/ Ernst & Young LLP
                                    -------------------------------------------
                                    Ernst & Young LLP

Atlanta, Georgia
November 8, 2002